EXHIBIT 10(i)



                                SECURED TERM NOTE


$875,000.00                                                     December 4, 1997
                                                           Boston, Massachusetts

     For value received, the undersigned promises to pay to USTrust ("Bank"), or order, at Bank, the principal sum of Eight Hundred Seventy-Five Thousand ($875,000.00) Dollars in sixty (60) installments, as follows: $7,292.00 on January 1, 1998, and the same amount on the same day of each month thereafter until fifty-nine (59) installments have been made, and a final installment in the amount of $444,772.00 on December 1, 2002, with interest from the date hereof on the said principal sum from time to time outstanding at the Base Lending Rate for commercial loans from time to time in effect at the Bank plus one (1%) percent per annum. Such interest shall be payable monthly in arrears on the first day of each month, commencing on the first of such dates next succeeding the date hereof. The term "Base Lending Rate" as used herein shall mean the rate of interest announced by Bank from time to time at its head office as its Base Lending Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank. Interest shall be calculated on the basis of actual days elapsed and a 360 day year.

     In all events the entire principal balance, together with all accrued interest is to be fully paid on December 1, 2002.

     At the option of the holder, this note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default: (1) the failure by the undersigned to pay when due any principal, interest, fees, costs and expenses due to the holder hereunder or otherwise; (2) if any statement, representation or warranty made in or in connection with the loan evidenced by this note, or in any supporting financial statement of the undersigned or of any guarantor hereof shall be found to have been false in any material respect;(3) the institution by or against the undersigned or any guarantor hereof of any proceedings pursuant to Title 11 of the United States Code entitled "Bankruptcy" (commonly referred to as the Bankruptcy Code) or any other law in which the undersigned or any guarantor hereof is alleged to be insolvent or unable to pay their respective debts as they mature or the making by the undersigned or any guarantor hereof of an assignment for the benefit of creditors; (4) the service upon the holder hereof of a writ in which the holder is named as trustee of the undersigned or of any guarantor hereof; or (5) termination for any reason of the Amended and Restated Loan and Security Agreement (Accounts Receivable and Inventory) dated October 31, 1994, as amended, between the Bank and Turbotec Products, Inc. (the "Agreement").

     This note may be prepaid in whole or in part at any time and from time to time without penalty or premium, provided that any such prepayment shall be applied to the installments due hereunder in the inverse order of their maturity.

     Any deposits or other sums at any time credited by or due from the Bank to the undersigned or any guarantor hereof, and any securities or other property of the undersigned or any such guarantor, in the possession of the Bank, may at any and all times be held and treated as security for the payment of the liabilities hereunder; and the Bank may apply or set off such deposits or other sums, at any time, and without notice to the undersigned or to any such guarantor, against any of such liabilities, whether or not the same have matured, and whether or not other collateral is available to the Bank.

     The undersigned agrees to pay all costs of collection including reasonable fees of attorneys.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every one of the undersigned and every indorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     This note is secured pursuant to the terms of an Open-End Mortgage Deed of even date herewith on property located at 651 Day Hill Road, Windsor, Connecticut, and a Security Agreement - Inventory, Accounts, Equipment and Other Property dated September 4, 1992.

     All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this note shall be deemed to be under seal.

Witness:                                      THERMODYNETICS, INC.


/s/                                            By: /s/
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